Exhibit 3.1

ManpowerGroup Inc.

Amended and Restated By-Laws

(as of August 5, 2022)

ARTICLE I. OFFICES

SECTION 1.1. Principal and Other Offices. The principal office of the Corporation shall be located at any place either within or outside the State of Wisconsin as designated in the Corporation’s most current Annual Report filed with the Wisconsin Secretary of State. The Corporation may have such other offices, either within or outside the State of Wisconsin as the Board of Directors may designate or as the business of the Corporation may require from time to time.

SECTION 1.2. Registered Office. The registered office of the Corporation required by the Wisconsin business corporation law to be maintained in the State of Wisconsin may, but need not, be the same as any of its places of business. The registered office may be changed from time to time.

SECTION 1.3. Registered Agent. The registered agent of the Corporation required by the Wisconsin business corporation law to maintain a business office in the State of Wisconsin may, but need not, be an officer or employee of the Corporation as long as such agent’s business office is identical with the registered office. The registered agent may be changed from time to time.

ARTICLE II. SHAREHOLDERS

SECTION 2.1. Annual Meeting. The annual meeting of shareholders shall be held on such date and time as shall be fixed by, or at the direction of, the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may have been properly brought before the meeting in compliance with the provisions of Section 2.5. The Board of Directors may postpone, reschedule or cancel any annual meeting of shareholders previously scheduled by, or at the direction of, the Board of Directors.

SECTION 2.2. Special Meetings.

(a)
Except as otherwise required by applicable law, special meetings of shareholders of the Corporation may only be called by the Chairman of the Board or the Chief Executive Officer pursuant to a resolution approved by not less than three-quarters of the Board of Directors; provided, however, that the Corporation shall hold a special meeting of shareholders of the Corporation if a timely demand in proper written form from the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting (the “Requisite Percentage”) is delivered to the Secretary of the Corporation in compliance with the provisions of this Section 2.2 (a “Special Meeting Request”). Only such business as is specified in the Corporation’s notice of meeting (including pursuant to this Section 2.2.) for a special meeting of shareholders may be conducted at such special meeting. The Board of Directors may postpone or reschedule any special meeting of shareholders that is to be held pursuant to a Special Meeting Request, and the Board of Directors may postpone, reschedule or cancel any other special meeting of shareholders.

(b)
No shareholder may submit a Special Meeting Request unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Requested Record Date”) for the purpose of determining shareholders entitled to submit a Special Meeting Request, which request shall be in proper written form and delivered to the Secretary of the Corporation at the principal office of the Corporation. For purposes hereof, a “Meeting Requesting Person” means (x) the shareholder of record making the request to fix a Requested Record Date for the purpose of determining the shareholders entitled to submit a Special Meeting Request, (y) the beneficial owner or beneficial owners, if different from the shareholder of record, on whose behalf such request is made and (z) any affiliates (as defined in Section 2.5(h)) of such shareholder of record or beneficial owner(s). To be in proper written form, such request shall: (i) bear the signature and the date of signature by the shareholder(s) of record submitting such request and set forth the name and address of such shareholder as they appear in the Corporation’s books; (ii) include (A) a reasonably brief description of the purpose or purposes of the requested special meeting (the “Shareholder Requested Special Meeting”) and the business proposed to be conducted at the Shareholder Requested Special Meeting (the “Proposed Business”), the reasons for conducting the Proposed Business at the Shareholder Requested Special Meeting and any material interest in the Proposed Business of each Proposing Person (as defined below) and (B) a reasonably detailed description of all agreements, arrangements, understandings and relationships (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (including their names) in connection with the Special Meeting Request or the Proposed Business; and (iii) as to each Proposing Person, the information described in Section 2.5(c)(ii); provided, however, that for purposes of the foregoing, “Proposing Person” shall have the definition set forth in Section 2.5(h) below but substituting “Meeting Requesting Person” in all places where “Noticing Shareholder” appears in such definition.
(c)
Within 10 days after the Secretary of the Corporation receives a request to fix a Requested Record Date in compliance with this Section 2.2, the Board of Directors shall adopt a resolution fixing a Requested Record Date for the purpose of determining the shareholders entitled to submit a Special Meeting Request, which Requested Record Date shall not precede the date upon which the resolution fixing the Requested Record Date is adopted by the Board of Directors. If no resolution fixing a Requested Record Date has been adopted by the Board of Directors within 10 days after the date on which such a request to fix a Requested Record Date was received by the Secretary, the Requested Record Date in respect thereof shall be deemed to be the 20th day after the date on which such a request is received by the Secretary. Notwithstanding anything in this Section 2.2 to the contrary, no Requested Record Date shall be fixed if the Board of Directors determines that any Special Meeting Request that would be submitted following such Requested Record Date could not comply with the requirements set forth in Section 2.2(e).
(d)
To be timely for purposes of Section 2.2(a), a Special Meeting Request must be received by the Secretary at the principal office of the Corporation not later than 60 days following the Requested Record Date. To be in proper form for purposes of Section 2.2(a), a Special Meeting Request shall include the signature and the date of signature by the shareholder(s) of record submitting such Special Meeting Request and set forth (i) as to each item of Proposed Business, the information required to be set forth in a notice under Section 2.5(c)(i), (ii) as to each person whom the shareholder proposes to nominate for election to the Board at the Shareholder Requested Special Meeting, if applicable, the information required to be set forth in a notice under Section 2.6(c)(i) and (iii) as to each Calling Person (as defined below), the information required to be set forth in a notice under Section 2.5(c)(ii) (other than Section 2.5(c)(ii)(E)) and the representations and certifications set forth in Section 2.5(c)(iii)

through (vi) and Section 2.6(c)(iv); provided, however, that for purposes of the foregoing, the term “Noticing Shareholder” shall be replaced with the term “Calling Person” in Section 2.5(c), Section 2.6(c)(i) and the definitions of “Proposing Person” and “Qualified Representative” in Section 2.5(h). For purposes hereof, “Calling Person” means (x) the shareholder of record submitting the Special Meeting Request, (y) the beneficial owner or beneficial owners, if different from the shareholder of record, submitting such Special Meeting Request and (z) any affiliates of such shareholder of record or beneficial owner(s); provided, however, that the term “Calling Person” shall not include any shareholder that has provided a request to call a special meeting in response to a solicitation made pursuant to, and in accordance with, Section 14 of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”) by way of a definitive consent solicitation statement filed with the U.S. Securities and Exchange Commission (the “SEC”).
(e)
The Secretary shall not accept, and shall consider ineffective, any Special Meeting Request that (i) does not comply with this Section 2.2, (ii) relates to an item of business proposed to be transacted at the special meeting that is not a proper subject for shareholder action under applicable law, (iii) includes an item of business proposed to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Requested Record Date or (iv) otherwise does not comply with applicable law.
(f)
Any shareholder may revoke any Special Meeting Request by written revocation delivered to the Secretary at any time prior to the Shareholder Requested Special Meeting. If written revocation(s) of the Special Meeting Request have been delivered to the Secretary and the result (after giving effect to all revocations) is that shareholders holding less than the Requisite Percentage have delivered Special Meeting Requests to the Secretary: (i) if the notice of meeting has not already been mailed to shareholders, the Secretary shall refrain from mailing the notice of the Shareholder Requested Special Meeting or (ii) if the notice of meeting has already been mailed to shareholders, the Secretary shall revoke the notice of the meeting.
(g)
Subject to Section 2.2(f) above, within 10 days following the date on which the Secretary has received Special Meeting Requests in accordance with this Section 2.2 from shareholders holding the Requisite Percentage, the Board of Directors shall take all necessary actions to call the Shareholder Requested Special Meeting, including fixing the meeting date and time, and place, if any, for the Shareholder Requested Special Meeting; provided, however, that the date of any such Shareholder Requested Special Meeting shall not be more than 90 days after the date on which valid Special Meeting Requests from shareholders holding the Requisite Percentage are received by the Secretary (and are not revoked). Notwithstanding anything in these By-Laws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at the Shareholder Requested Special Meeting. The Board of Directors shall provide notice of the Shareholder Requested Special Meeting in accordance with Section 2.4.
(h)
In connection with a Shareholder Requested Special Meeting called in accordance with this Section 2.2, the shareholder(s) who delivered a Special Meeting Request to the Secretary in accordance with Section 2.2(d) shall update the information previously provided to the Corporation in connection with such Special Meeting Request, if necessary, such that the information provided or required to be provided in such Special Meeting Request pursuant to this Section 2.2 is true and correct as of the record date for shareholders entitled to vote at the Shareholder Requested Special Meeting and as of the date that is 10 business days prior to the Shareholder Requested Special Meeting or any adjournment, postponement or rescheduling thereof, and such update shall (i) be received by the Secretary at the principal executive offices of the Corporation (x) not later than 5:00 p.m. Eastern Time five business days after such record date (in the case of the update required to be made as of such record date) and (y) not later than 5:00 p.m. Eastern Time seven business days prior to the date of the Shareholder Requested Special Meeting or, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the Shareholder Requested Special Meeting has been adjourned, postponed or rescheduled) (in the case of the update required to be made as of 10 business days prior to the Shareholder Requested Special Meeting or any adjournment, postponement or rescheduling thereof); (ii) be made only to the extent that information has changed since the prior submission and (iii) clearly identify the information that has changed since the prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.2(h) shall not be deemed to cure any deficiencies in a Special Meeting Request previously delivered pursuant to this Section 2.2. If a shareholder fails to provide any written update in accordance with this Section 2.2(h), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 2.2.
(i)
If the Board of Directors determines that any request to fix a Requested Record Date or Special Meeting Request was not properly made in accordance with this Section 2.2, or determines that the shareholder(s) of record requesting that the Board fix such Requested Record Date or shareholder(s) of record making the Special Meeting Request have not otherwise complied with this Section 2.2, then the Board shall not be required to fix such Requested Record Date or to call and hold a special meeting of shareholders. In addition to the requirements of this Section 2.2, each Meeting Requesting Person and Calling Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act with respect to any request to fix a Requested Record Date or Special Meeting Request.
(j)
If (i) any Calling Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) such Calling Person subsequently either (x) notifies the Corporation that such Calling Person no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees (as defined in Section 2.5(h)) in accordance with Rule 14a-19 under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Proposed Nominees proposed by such Calling Person. Upon request by the Corporation, if any Calling Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Calling Person shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(k)
Notwithstanding any other provision of these By-Laws to the contrary, in the case of a Shareholder Requested Special Meeting, no shareholder may nominate a person for election to the Board or propose any other business to be considered at the meeting, except pursuant to this Section 2.2.

SECTION 2.3. Place of Meeting. The Board of Directors, the Chairman of the Board or the Chief Executive Officer may designate any place, within or outside the State of Wisconsin, and may, in their sole discretion, determine that a virtual meeting of shareholders by means of remote communication shall be held instead of a physical meeting of the shareholders as the place of meeting for the annual meeting or for any special meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation, but any meeting may be adjourned to reconvene at any place, including by remote communication, as designated by vote of a majority of the shares represented thereat.

SECTION 2.4. Notice of Meeting. The Corporation shall notify shareholders of the date, time and place of each annual and special shareholders meeting. Notice of a special meeting shall include a description of each purpose for which the meeting is called. Unless otherwise required by the Wisconsin business corporation law, notice of all meetings need be given only to shareholders entitled to vote and shall be given not less than 10 nor more than 60 days before the meeting date. The Corporation may give notice in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service or by any other electronic means and, if these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice, which includes notice by electronic transmission, shall be effective when mailed postpaid and addressed to the shareholder’s address shown in the Corporation’s current record of shareholders, or when electronically transmitted to the shareholder in a manner authorized by the shareholder. Oral notice shall be deemed to be effective when communicated. Notice by newspaper, radio, television or other form of public broadcast communication shall be deemed to be effective the date of publication or broadcast.

SECTION 2.5. Advance Notice of Shareholder-Proposed Business at Annual Meeting.

(a)
At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting and that constitutes a proper matter for shareholder action under applicable law. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any amendment or supplement thereto) given by or at the direction of the Board in accordance with Section 2.4, (ii) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, the Chairman of the Board or the Chief Executive Officer or (iii) otherwise properly brought before the meeting by a shareholder of the Corporation who is entitled to vote at the meeting, who complies with all of the notice procedures set forth in this Section 2.5 and who is a shareholder of record at the time the notice required by this Section 2.5 is delivered to the Secretary of the Corporation through the date of the meeting. For the avoidance of doubt, compliance with the foregoing clause (iii) shall be the exclusive means for a shareholder to propose any business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Exchange Act) at an annual meeting of shareholders. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.5.
(b)
In addition to any other requirements under applicable law, the Articles of Incorporation or the By-Laws, for business to be properly brought before an annual meeting by a Noticing Shareholder (as defined in Section 2.5(h) below), the Noticing Shareholder must have (i) given timely notice thereof in proper written form to the Secretary of the Corporation and (ii) provided any updates to such notice at the times and in the form required by this Section 2.5. To be timely, such notice must be received by the Secretary at the principal office of the Corporation, not earlier than 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, (the “Close of Business”) on the 120th day, nor later than the Close of Business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date of the preceding year’s annual meeting, notice must be received by the

Secretary at the principal executive office of the Corporation not earlier than the Close of Business on the 120th day prior to such annual meeting and not later than the Close of Business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public disclosure (as defined below) of the date of such meeting is first made by the Corporation. The adjournment, postponement or rescheduling of an annual meeting (or the public announcement thereof) shall not commence a new time period (and shall not extend any time period) for the giving of notice pursuant to this Section 2.5.
(c)
To be in proper written form for the purposes of this Section 2.5, a Noticing Shareholder’s notice shall set forth and include:

(i) as to each matter such Noticing Shareholder proposes to bring before the meeting: (A) a reasonably brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Articles of Incorporation or these By-Laws, the text of the proposed amendment); (C) any material interest in such business of any Proposing Person; (D) a reasonably detailed description of all agreements, arrangements, understandings and relationships (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person, including the name of such other person, in connection with the proposal of such business by such Noticing Shareholder; and (E) all other information relating to the Proposing Persons or such business that would be required to be disclosed in a proxy statement or other filing made by any Proposing Person in connection with a contested solicitation of proxies in support of such proposed business pursuant to and in accordance with Section 14(a) of the Exchange Act;

(ii) as to each Proposing Person: (A) the name and address, as they appear on the Corporation’s books, of such Proposing Person; (B) the class and number of shares of the capital stock of the Corporation which are owned, directly or indirectly, of record and shares of the capital stock of the Corporation which are owned beneficially but not of record by such Proposing Person (including any class or series of shares of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future) and the date or dates on which such shares were acquired and the investment intent of such acquisition; (C) the name of each nominee holder for such Proposing Person and any pledge by such Proposing Person with respect to any of such shares; (D) a description of any contract, arrangement or understanding (including, without limitation, regardless of the form of settlement, any derivative, long or short position, profit interest, forward, future, swap, option, warrant, convertible security, stock appreciation right, hedging transaction, repurchase agreement or arrangement, so-called “stock borrowing” agreement or arrangement and borrowed or loaned shares or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise) to which any such Proposing Person is a party, the effect or intent of which is to transfer to or from any such Proposing Person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, to increase or decrease the voting power of any such Proposing Person with respect to shares of any class or series of capital stock of the Corporation or to provide any such Proposing Person, directly or indirectly, with the direct or indirect opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation (a “Derivative Instrument”) all of which Derivative Instruments shall be disclosed without regard to whether (x) any such Derivative Instrument conveys any voting rights in shares of any class or series of capital stock of the Corporation to such Proposing Person, (y) any such Derivative Instrument is required to be, or is capable of being, settled through delivery of shares of any class or series of capital stock of the Corporation or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such Derivative Instrument; (E) a description of any proxy (other than a revocable proxy given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding, or relationship (x) with respect to any proposal or nomination, or the voting of shares of any class or series of capital stock of the Corporation between or among the Proposing Persons or (y) pursuant to which such Proposing Person has a right to vote any shares of any capital stock of the Corporation; (F) to the extent not disclosed pursuant to the preceding clause (D), the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such Proposing Person together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such Proposing Person relating to the value or payment of any indebtedness of the Corporation or any such subsidiary; (G) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation; (H) any proportionate interest in shares of the capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Proposing Person is (x) a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (y) the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (I) any performance-related fees (other than an asset-based fee) that such Proposing Person is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any; (J) any significant equity interests or any Derivative Instruments held by such Proposing Person in any principal competitor of the Corporation specifically identified in the Corporation’s most recent annual report on Form 10-K; (K) any direct or indirect interest of such Proposing Person in any contract with the Corporation, any affiliate of the Corporation or any such principal competitor of the Corporation (including, without limitation, any employment agreement, collective bargaining agreement or consulting agreement); (L) a representation that no Proposing Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto; (M) a complete and accurate description of any pending, or to such Proposing Person’s knowledge, threatened, legal proceeding in which such Proposing Person is a party or participant involving the Corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation; (N) the investment strategy or objective, if any, of such Proposing Person and a copy of the prospectus, offering memorandum or similar document, if any, and other marketing materials, if any, provided to investors or potential investors in such Proposing Person; (O) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a)

under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Proposing Person or such Proposing Person’s associates (regardless of whether such person or entity is actually required to file a Schedule 13D); and (P) all other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing made in connection with a contested solicitation of proxies in support of the proposed business or for the election of directors, as applicable, pursuant to and in accordance with Section 14 of the Exchange Act; provided, however, that the disclosures in the foregoing subclauses (A) through (P) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these By-Laws on behalf of a beneficial owner;

(iii) a representation that the Noticing Shareholder is a holder of record of stock of the Corporation at the time of the giving of the notice and will be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to present the proposed business or nomination specified in the notice and an acknowledgement that, if such Noticing Shareholder (or a Qualified Representative (as defined below) thereof) does not appear to present the Noticing Shareholder’s business or nomination at such meeting, the Corporation need not present the Noticing Shareholder’s business or nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;

(iv) a representation as to whether any Proposing Person will be or is part of a group that intends to (A) deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business to be proposed or elect the Proposed Nominee(s), as applicable, or (B) otherwise engage in a solicitation (within the meaning of Rule 14a-1(l) under the Exchange Act) with respect to the business or nomination, and if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation;

(v) identification of the names and addresses of other shareholders (including beneficial owners) known by such Noticing Shareholder to support the nomination(s) or other business proposal(s) submitted by such Noticing Shareholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); and

(vi) a certification regarding whether each Proposing Person has complied with all applicable federal, state and other legal requirements in connection with such Proposing Person’s acquisition of shares of capital stock or other securities of the Corporation and each Proposing Person’s acts or omissions as a shareholder of the Corporation, if such Proposing Person is or has been a shareholder of the Corporation.

In addition, any such Noticing Shareholder shall be required to provide such further information as may be requested by the Corporation.

(d)
The Noticing Shareholder shall update its notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the shareholders entitled to notice of the meeting and (y) as of the date that is 10 business days prior to the meeting (or any adjournment, postponement or rescheduling thereof). Any such update shall (i) be received by the Secretary at the principal executive offices of the Corporation (A) not later than 5:00 p.m. Eastern Time five business days after the record date for determining the shareholders entitled to notice of the meeting (in the case of any update required to be made as of the record date for determining the shareholders entitled to notice of the meeting) and (B) not later than 5:00 p.m. Eastern Time seven business days prior to the date for the meeting or, if practicable, any adjournment, postponement or rescheduling thereof (in the case of any update required to be made as of 10 business days prior to the meeting or adjournment, postponement or rescheduling thereof) (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or rescheduled), (ii) be made only to the extent that information has changed since such Noticing Shareholder’s prior submission and (iii) clearly identify the information that has changed since such Noticing Shareholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 2.5(d) shall not be deemed to cure any deficiencies in a notice previously delivered under these By-Laws and shall not extend the time period for the delivery of such notice. If a Noticing Shareholder fails to provide the written update required by this Section 2.5(d) within the time period specified herein, the information as to which such written update relates may be deemed not to have been provided in accordance with these By-Laws.
(e)
If any information submitted in a notice pursuant to Section 2.5 or Section 2.6 of these By-Laws shall be inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with these By-Laws. The Noticing Shareholder shall notify the Secretary in writing of any material inaccuracy or change in any information submitted pursuant to these By-Laws (including if any Noticing Shareholder or Proposing Party no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.6(c)(iv)) within two business days after becoming aware of such material inaccuracy or change, and any such notification shall (x) be made only to the extent that any information submitted pursuant to Section 2.5 or Section 2.6 of these By-Laws has changed since the Noticing Shareholder’s prior submission and (y) clearly identify the information that has changed since such Noticing Shareholder’s prior submission. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), the Noticing Shareholder shall provide, within seven business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board, any Committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the Noticing Shareholder pursuant to these By-Laws and (ii) a written affirmation of any information submitted by the Noticing Shareholder pursuant to these By-Laws as of an earlier date. If the Noticing Shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these By-Laws.
(f)
In addition to complying with the foregoing provisions of this Section 2.5, a Noticing Shareholder shall also comply with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 2.5. Nothing in this Section 2.5 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g)
The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.5, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. If the Noticing Shareholder (or a Qualified Representative thereof) does not appear at a meeting of shareholders to present the Noticing Shareholder’s proposed business, the proposed business shall not be transacted, notwithstanding that proxies in favor thereof may have been received by the Corporation.
(h)
For purposes of Sections 2.2, 2.5 and 2.6: (i) “affiliate” and “associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act; (ii) “beneficial owner” or “beneficially owned” shall have the meaning set forth for such terms in Section 13(d) of the Exchange Act; (iii) “Corporation’s nominee(s)” shall mean any person(s) nominated by or at the direction of the Board; (iv) a “Noticing Shareholder” shall mean a shareholder of record providing notice pursuant to Section 2.5(a)(iii) or 2.6(a)(ii); (v) “Proposing Person” shall mean: (A) the Noticing Shareholder; (B) the beneficial owner or beneficial owners, if different from such Noticing Shareholder, on whose behalf the notice of the business or nomination proposed to be brought before the meeting is made; (C) any person directly or indirectly controlling, controlled by or under common control with the Noticing Shareholder (or, if different from such Noticing Shareholder, the beneficial owner or beneficial owners on whose behalf such notice is made); (D) any member of the immediate family of any individual described in the foregoing clause (A) or (B) sharing the same household; (E) any affiliate or associate of any person described in the foregoing clause (A), (B), (C) or (D); (F) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any person described in the foregoing clause (A), (B), (C) or (D); (G) any person known by such Noticing Shareholder or other Proposing Person to be acting in concert with such Noticing Shareholder or other Proposing Person with respect to the stock of the Corporation; and (H) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with any person described in the foregoing clause (A), (B), (C) or (D) with respect to any proposed business or nomination; (vi) “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (vii) a “Qualified Representative” of a Noticing Shareholder shall mean (A) a duly authorized officer, manager or partner of such Noticing Shareholder or (B) a person authorized by a writing executed by such Noticing Shareholder (or a reliable reproduction or electronic transmission of such a writing) delivered by such Noticing Shareholder to the Corporation prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Shareholder as proxy at the meeting of shareholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of shareholders.

Notwithstanding anything contained in this Section 2.5 to the contrary, any shareholder-proposed nomination of directors may only be properly brought before a meeting of shareholders in accordance with the procedures set forth in Section 2.6.

SECTION 2.6. Procedure for Nomination of Directors. Only persons nominated in accordance with all of the procedures set forth in the Corporation’s Articles of Incorporation and By-Laws shall be eligible for election as directors.

(a)
Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors, (ii) (A) by any shareholder of the Corporation who is entitled to vote for election of directors at the meeting, who complies with all of the notice procedures set forth in this Section 2.6, who is a shareholder of record at the time the notice required by this Section 2.6 is delivered to the Secretary of the Corporation through the date of the meeting and (B) in the case of a special meeting of shareholders other than a Shareholder Requested Meeting, if the Board has determined that directors are to be elected at such special meeting, pursuant to the Corporation’s notice of the meeting or (iii) in the case of a Shareholder Requested Meeting, pursuant to and in accordance with Section 2.2.
(b)
In addition to any other requirements under applicable law, the Articles of Incorporation or the By-Laws, for nominations to be properly brought before a meeting (other than a Shareholder Requested Meeting) by a Noticing Shareholder, the Noticing Shareholder must have (i) given timely notice thereof in proper written form to the Secretary of the Corporation and (ii) provided any updates to such notice at the times and in the form required by this Section 2.6. To be timely, such notice to nominate a person for director must be received by the Secretary at the principal office of the Corporation: (i) with respect to an election held at an annual meeting of shareholders, not earlier than the Close of Business on the 150th day, nor later than the Close of Business on the 90th day, prior to the date of the annual meeting fixed pursuant to Section 2.1 of these By-Laws; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from the first anniversary of the preceding year’s annual meeting, notice must be received by the Secretary at the principal office of the Corporation not earlier than the Close of Business on the 150th day prior to such annual meeting and not later than the Close of Business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public disclosure of the date of such meeting is first made by the Corporation; or (ii) with respect to an election held at a special meeting of shareholders for the election of directors pursuant to the Corporation’s notice of meeting (other than a Shareholder Requested Meeting), not earlier than the Close of Business on the 150th day prior to such special meeting and not later than the Close of Business on the later of (x) the 90th day prior to such special meeting or (y) the 8th day following the day on which notice of such meeting is given to shareholders. The adjournment, postponement or rescheduling of an annual meeting or special meeting (or the public announcement thereof) shall not commence a new time period (and shall not extend any time period) for the giving of notice pursuant to this Section 2.6. Notwithstanding any other provision of these By-Laws to the contrary, in the case of a Shareholder Requested Special Meeting, no shareholder may nominate a person for election to the Board, except pursuant to and in accordance with Section 2.2.
(c)
To be in proper written form for the purposes of this Section 2.6, a Noticing Shareholder’s notice shall set forth and include:
(i)
as to each person whom the Noticing Shareholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”): (i) the name, age, business address and residence address of such Proposed Nominee; (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any of the Proposing Persons, on the one hand, and such Proposed Nominee, any of such Proposed Nominee’s affiliates or associates or any other persons with whom such Proposed Nominee (or any of such Proposed Nominee’s affiliates or associates) is knowingly acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if any such Proposing Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant; (iii) a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Shareholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Shareholder within 10 days after receiving such request); and (iv) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such Noticing Shareholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such Noticing Shareholder within 10 days after receiving such request) providing that such Proposed Nominee: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (C) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Articles of Incorporation, these By-Laws and all publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (D) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting and intends to serve a full term as a director of the Corporation, if elected; and (E) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (v) a description of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Company or any of its subsidiaries; and (vi) all information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filing made by any Proposing Person in connection with a contested solicitation of proxies for the election of directors by such Proposing Person, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act;

(ii)
as to each Proposing Person, the information set forth in Section 2.5(c)(ii);
(iii)
the representations, identifications and certifications set forth in Sections 2.5(c)(iii) through (vi); and
(iv)
a representation as to whether any Proposing Person will be or is part of a group that intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act.

The Corporation may require any Noticing Shareholder to furnish such other information as may reasonably be required by the Corporation to determine the eligibility or suitability of any Proposed Nominee to serve as a director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Proposed Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Shareholder within 10 days after it has been requested by the Corporation. In addition, the Board may require any Proposed Nominee to submit to interviews with the Board or any committee thereof, and such Proposed Nominee shall make himself or herself available for any such interviews within 10 days following the date of such request.

(d) The Noticing Shareholder shall also comply with the requirements set forth in Section 2.5(d) through (f) in connection with a notice delivered pursuant to this Section 2.6.

(e) If (i) any Noticing Shareholder or any Proposing Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) such Noticing Shareholder or Proposing Person subsequently either (x) notifies the Corporation that such Noticing Shareholder or Proposing Person no longer intends to solicit proxies in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14(a)(3) under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for the Proposed Nominees proposed by such Noticing Shareholder. Upon request by the Corporation, if any Noticing Shareholder or any Proposing Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Shareholder shall deliver to the Secretary, no later than five business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(f) The number of nominees a shareholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 2.6(b). The presiding officer at the meeting shall, if the facts so warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions of this Section 2.6, and if the presiding officer should so determine, the presiding officer shall so declare to the meeting and the defective nomination(s) shall be disregarded. If the Noticing Shareholder (or a Qualified Representative thereof) does not appear at a meeting of shareholders to present the Proposed Nominee, the nomination shall be disregarded, notwithstanding that proxies in favor thereof may have been received by the Corporation.

SECTION 2.7. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such record date shall not be more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken; provided that for the purpose of determining shareholders of any voting group entitled to notice of or to vote at the annual meeting of shareholders or any adjournment thereof, the record date shall be 70 days prior to the date of the annual meeting of shareholders, unless otherwise determined by the Board of Directors. If no record date is so fixed for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

(a)
With respect to an annual shareholders meeting or any special shareholders meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these By-Laws to call a meeting, the day before the first notice is given to shareholders;
(b)
With respect to a Shareholder Requested Special Meeting, the date the first shareholder signs the Special Meeting Request;
(c)
With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend; and
(d)
With respect to a distribution to shareholders (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

SECTION 2.8. Voting Lists. After fixing a record date for a meeting, the Corporation shall prepare a list of the names of all its shareholders who are entitled to notice of a shareholders meeting. The list shall be arranged by class or series of shares and show the address of and the number of shares held by each shareholder. The shareholders list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting. The list shall be available at the Corporation’s principal office, at a place identified in the meeting notice in the city where the meeting is to be held or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. Subject to the provisions of the Wisconsin business corporation law, a shareholder or his or her agent or attorney may, on written demand, inspect and copy the list during regular business hours and at his or her expense, during the period it is available for inspection. Nothing in this Section 2.8 shall require the Corporation to include electronic mail addresses or other electronic contact information on the list. The Corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. If the meeting is to be held solely by means of remote communication, then the list shall also be open to examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Refusal or failure to prepare or make available the shareholders list shall not affect the validity of any action taken at such meeting.

SECTION 2.9. Shareholder Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation, the By-Laws or the Wisconsin business corporation law provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

If the Articles of Incorporation or the Wisconsin business corporation law provide for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter.

Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is deemed present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting to the extent provided in Section 2.14.

If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, the By-Laws or the Wisconsin business corporation law require a greater number of affirmative votes; provided, however, that the voting requirements for the election of directors shall be governed by Section 3.2(d).

SECTION 2.10. Proxies. For all meetings of shareholders, a shareholder may authorize another person to act for the shareholder by appointing the person as proxy. A shareholder or the shareholder’s authorized officer, director, employee, agent or attorney-in-fact may use any of the following means to appoint a proxy:

(a)
in writing by signing or causing the shareholder’s signature to be affixed to an appointment form by any reasonable means, including, but not limited to, by facsimile signature;
(b)
by transmitting or authorizing the transmission of an electronic transmission of the appointment to the person who will be appointed as proxy or to a proxy solicitation firm, proxy support service organization or like agent authorized to receive the transmission by the person who will be appointed as proxy; or
(c)
by any other means permitted by the Wisconsin business corporation law.

An appointment of a proxy shall be effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent authorized to tabulate votes. No appointment shall be valid after eleven months, unless otherwise provided in the appointment.

SECTION 2.11. Voting of Shares. Unless otherwise provided in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

No shares in the Corporation held by another corporation may be voted if the Corporation owns, directly or indirectly, a sufficient number of shares entitled to elect a majority of the directors of such other corporation; provided, however, that the Corporation shall not be limited in its power to vote any shares, including its own shares, held by it in a fiduciary capacity.

SECTION 2.12. Voting Shares Owned by the Corporation. Shares of the Corporation belonging to it shall not be voted directly or indirectly at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 2.13. Acceptance of Instruments Showing Shareholder Action.

(a)
If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.
(b)
If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if any of the following apply:
(1)
the shareholder is an entity, within the meaning of the Wisconsin business corporation law, and the name signed purports to be that of an officer or agent of the entity;
(2)
the name signed purports to be that of a personal representative, administrator, executor, guardian or conservator representing the shareholder and, if the Corporation or its agent request, evidence of fiduciary status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;
(3)
the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation or its agent request, evidence of this status acceptable to the Corporation is presented with respect to the vote, consent, waiver or proxy appointment;
(4)
the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the Corporation or its agent request, evidence acceptable to the Corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver or proxy appointment; or
(5)
two or more persons are the shareholders as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the persons signing appears to be acting on behalf of all co-owners.

(c)
The Corporation may reject a vote, consent, waiver or proxy appointment if the Secretary or other officer or agent of the Corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

SECTION 2.14. Adjournments. An annual or special meeting of shareholders may be adjourned at any time, including after action on one or more matters, by a majority of shares represented, even if less than a quorum. An annual or special meeting may also be adjourned at any time, including after action on one or more matters, by the Chairman of the Board, by the presiding officer of such meeting or by any duly authorized officer of the Corporation, whether or not a quorum is present. The meeting may be adjourned for any purpose, including, but not limited to, allowing additional time to solicit votes on one or more matters, to disseminate additional information to shareholders or to count votes. Upon being reconvened, the adjourned meeting shall be deemed to be a continuation of the initial meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

(a)
Quorum. Once a share is represented for any purpose at the original meeting, other than for the purpose of objecting to holding the meeting or transacting business at a meeting, it is considered present for purposes of determining if a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
(b)
Record Date. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in Section 2.7, such determination shall be applied to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
(c)
Notice. Unless a new record date for an adjourned meeting is or must be fixed pursuant to Section 2.14(b), the Corporation is not required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.

SECTION 2.15. Polling. In the sole discretion of the presiding officer of an annual or special meeting of shareholders, polls may be closed at any time after commencement of any annual or special meeting. When there are several matters to be considered at a meeting, the polls may remain open during the meeting as to any or all matters to be considered, as the presiding officer may declare. Polls will remain open as to matters to be considered at any adjournment of the meeting unless the presiding officer declares otherwise. At the sole discretion of the presiding officer, the polls may remain open after adjournment of a meeting for not more than 72 hours for the purpose of collecting proxies and counting votes. All votes validly submitted prior to the closing of the polls shall be counted. The results of balloting shall be final and binding after announcement of the final results.

SECTION 2.16. Waiver of Notice by Shareholders. A shareholder may waive any notice required by the Wisconsin business corporation law, the Articles of Incorporation or the By-Laws before or after the date and time stated in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, contain the same information that would have been required in the notice under any applicable provisions of the Wisconsin business corporation law, except that the time and place of the meeting need not be stated, and be delivered to the Corporation for inclusion in the Corporation’s records. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon arrival objects to the holding of the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

SECTION 2.17. Unanimous Consent without Meeting. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting only by unanimous written consent or consents signed by all of the shareholders of the Corporation and delivered to the Corporation for inclusion in the Corporation’s records.

SECTION 2.18. Organization; Conduct of Meeting; Inspectors of Elections.

(a) At every meeting of shareholders, the presiding person shall be the Chairman of the Board or, in the event of his or her absence, the Lead Director or, in the event of his or her absence, the Chief Executive Officer or, in the event of his or her absence, a presiding person chosen by resolution of the Board. The Secretary or, in the event of his or her absence, the Assistant Secretary, if any, or, if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding person, shall act as secretary of the meeting. The Board may make such rules, regulations or procedures for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to any such rules, regulations and procedures, the presiding officer of any meeting shall have the right and authority to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are appropriate for the proper conduct of such meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; (vi) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (vii) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (viii) conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (ix) restrictions on the use of audio and video recording devices, cell phones or other electronic devices; (x) rules, regulations and procedures for compliance with any federal, state or local laws or regulations, including those concerning safety, health or security; (xi) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (xii) any rules, regulations and procedures as the presiding person may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. The presiding person at any meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such presiding person should so determine, such presiding person shall so declare to the meeting, and any such matter of business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(b) Preceding any meeting of the shareholders, the Chairman of the Board, the Chief Executive Officer or the Board may, and when required by law shall, appoint one or more persons to act as inspectors of elections, and may designate one or more alternate inspectors. If no inspector or alternate so appointed by the Chairman of the Board, the Chief Executive Officer or the Board is able to act, or if no inspector or alternate has been appointed and the appointment of an inspector is required by law, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. No director or nominee for the office of director shall be appointed as an inspector of elections. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Each inspector shall discharge his or her duties in accordance with the requirements of applicable law.

ARTICLE III. BOARD OF DIRECTORS

SECTION 3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, subject to any limitations set forth in the Articles of Incorporation.

SECTION 3.2. Number, Tenure and, Qualifications and Election.

(a)
Number. Except as otherwise provided in the Articles of Incorporation, the number of directors (exclusive of directors, if any, elected by the holders of one or more series of preferred stock, voting separately as a series pursuant to the provisions of the Articles of Incorporation) shall be not less than 3 nor more than 15 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors then in office.
(b)
Tenure. At each annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for terms expiring at the next annual meeting of shareholders and until the successors of such directors shall be duly elected and shall qualify, until such director resigns or until there is a decrease in the number of directors.
(c)
Qualifications. A director need not be a resident of the state of Wisconsin or a shareholder of the Corporation except if required by the Articles of Incorporation. The Board of Directors, at its discretion, may establish any qualifications for directors, which qualifications, if any, shall only be applied for determining qualifications of a nominee for director as of the date of the meeting at which such nominee is to be elected or appointed.

(d)
Election. In a non-contested election, directors shall be elected by a majority of the votes cast by holders of shares of the Corporation’s common stock entitled to vote in the election at a shareholders meeting at which a quorum is present. In a contested election, directors shall be elected by a plurality of the votes cast by holders of shares of the Corporation’s common stock entitled to vote in the election at a shareholders meeting at which a quorum is present. For purposes of this Section 3.2(d), (i) a “contested election” means that, as of the record date for the meeting at which the election is held, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting and (ii) a “majority of the votes cast” means that the number of votes cast in favor of the election of a director exceeds the number of votes cast against the election of that director (with abstentions and broker non-votes not counted as votes cast).

If an incumbent director fails to receive the affirmative vote of a majority of the votes cast in a non-contested election, then following the announcement of the final results of balloting for the election, such director shall promptly tender his or her resignation to the Governance and Sustainability Committee. Any such resignation shall be effective only upon its acceptance by the Board of Directors. Such director shall continue in office until such resignation is accepted or, if not accepted, such director’s successor shall have been duly elected and qualified. The Governance and Sustainability Committee shall recommend to the Board of Directors whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the recommendation of the Governance and Sustainability Committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the announcement of the final results of balloting for the election.

The director who has tendered his or her resignation in accordance with this By-Law shall not participate in the Governance and Sustainability Committee’s or the Board of Directors’ deliberations or decision with respect to the tendered resignation. If one or more directors’ resignations are accepted by the Board, the Governance and Sustainability Committee shall recommend to the Board of Directors whether to fill such vacancy or vacancies or to reduce the size of the Board.

In the event that a director does not promptly tender his or her resignation pursuant to the requirements of this Section, the Governance and Sustainability Committee shall recommend to the Board of Directors whether to take such actions as may be necessary to reduce the size of the Board to eliminate such director’s position, or whether other action should be taken. The Board of Directors shall act on the recommendation of the Governance and Sustainability Committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the announcement of the final results of balloting for the election. If all the members of the Governance and Sustainability Committee are required under this By-Law to resign, then the Board of Directors shall make its decision with respect to the tendered resignations, the size of the Board or any vacancy, as the case may be, without the recommendation of the Governance and Sustainability Committee.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto. Directors so elected shall not be divided into classes unless expressly provided by such Articles, and during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in Section 3.2(a).

SECTION 3.3. Removal. Exclusive of directors, if any, elected by the holders of one or more classes of preferred stock, no director of the Corporation may be removed from office except for Cause and by the affirmative vote of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this Section 3.3, the term “Cause” shall mean solely malfeasance arising from the performance of a director’s duties which has a materially adverse effect on the business of the Corporation.

SECTION 3.4. Resignation. A director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board or to the Corporation (which shall be directed to the Secretary). Notwithstanding the foregoing, however, in the event of the tender of a resignation by a director pursuant to the requirements of Section 3.2(d), such director and the Board of Directors shall proceed in accordance with the requirements of Section 3.2(d) with respect to such resignation.

SECTION 3.5. Vacancies. Exclusive of a vacancy in directors, if any, elected by the holders of one or more classes of preferred stock, any vacancy on the Board of Directors, however caused, including, without limitation, any vacancy resulting from an increase in the number of directors, shall be filled only by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors shall hold office until the next annual meeting of shareholders and until such director’s successor shall be duly elected and shall qualify. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director will not take office until the vacancy occurs.

SECTION 3.6. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors fixed by Section 3.2(a) then in office may create one or more committees, appoint members of the Board of Directors to serve on the committees and designate other members of the Board of Directors to serve as alternates. Each committee shall consist of one or more members of the Board of Directors. Unless otherwise provided by the Board of Directors, members of the committee shall serve at the pleasure of the Board of Directors. The committee may exercise those aspects of the authority of the Board of Directors which are within the scope of the committee’s assigned responsibilities or which the Board of Directors otherwise confers upon such committee; provided, however, a committee may not do any of the following:

(a)
approve or recommend to shareholders for approval any action or matter expressly required by the Wisconsin business corporation law to be submitted to shareholders for approval; or
(b)
adopt, amend, or repeal any by-law of the Corporation.

Except as required or limited by the Articles of Incorporation, the By-Laws, the Wisconsin business corporation law, or resolution of the Board of Directors, each committee shall be authorized to fix its own rules governing the conduct of its activities. Each committee shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

SECTION 3.7. Compensation. Except as provided in the Articles of Incorporation, the Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors.

SECTION 3.8. Regular Meeting. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof. A regular meeting of a committee, if any, shall be at such date, place, either within or outside the state of Wisconsin, and time as such committee determines. Other regular meetings of the Board of Directors shall be held at such dates, times and places, either within or without the State of Wisconsin, as the Board of Directors may provide by resolution, which resolution shall constitute exclusive notice of such meeting.

SECTION 3.9. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or three-quarters of the members of the Board of Directors. Special meetings of a committee may be called by or at the request of the Chairman of a committee or a majority of the committee members. The person or persons authorized to call special meetings of the Board of Directors or a committee may fix any date, time and place, either within or outside the State of Wisconsin, for any special meeting of the Board of Directors or committee called by them.

SECTION 3.10. Notice; Waiver. Notice of meetings, except for regular meetings, shall be given at least five days previously thereto, or on such shorter notice as the person or persons calling the meeting may deem necessary or appropriate under the circumstances, and shall state the date, time and place of the meeting of the Board of Directors or committee. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or committee need be specified in the notice of such meeting. Notice may be communicated in person, by mail or other method of delivery, by telephone, including voice mail, answering machine or answering service or by any other electronic means. Written notice, which includes notice by electronic transmission, is effective at the earliest of the following: (1) when received; (2) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (3) two days after it is deposited with a private carrier; or (4) when electronically transmitted. Oral notice is deemed effective when communicated. Facsimile notice is deemed effective when sent.

A director may waive any notice required by the Wisconsin business corporation law, the Articles of Incorporation or the By-Laws before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice, and retained by the Corporation. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting or promptly upon such director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 3.11. Quorum; Voting. Unless otherwise provided in the Articles of Incorporation or the Wisconsin business corporation law, a majority of the number of directors fixed by Section 3.2(a) or appointed by the Board of Directors to a committee shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or committee; provided, however, that even though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise provided in the Articles of Incorporation, the By-Laws or the Wisconsin business corporation law, if a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors or committee.

SECTION 3.12. Presumption of Assent. A director of the Corporation who is present and is announced as present at a meeting of the Board of Directors or a committee thereof at which action on any matter is taken is deemed to have assented to the action taken unless (i) such director objects at the beginning of the meeting or promptly upon arrival to holding the meeting or transacting business at the meeting, (ii) such director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director’s dissent or abstention from the action taken, (iii) such director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation (directed to the Secretary) immediately after adjournment of the meeting, or (iv) such director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director’s dissent or abstention from the action taken and the director delivers to the Corporation (directed to the Secretary) a written notice of that failure promptly after receiving the minutes. A director who votes in favor of action taken may not dissent or abstain from that action.

SECTION 3.13. Action Without Meeting. Any action required or permitted by the Articles of Incorporation, the By-Laws or any provision of law to be taken by the Board of Directors or a committee at a meeting may be taken without a meeting if the action is taken by all of the directors or committee members then in office. The action shall be evidenced by one or more written consents describing the action taken, signed by each director and retained by the Corporation. Any such consent is effective when the last director signs the consent, unless the consent specifies a different effective date.

SECTION 3.14. Telephonic or Other Meetings. Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting of the Board of Directors or any committee thereof by, or conduct the meeting through the use of, any means of communication by which (i) all directors participating may simultaneously hear each other during the meeting, (ii) all communication during the meeting is immediately transmitted to each participating director and (iii) each participating director is able to immediately send messages to all other participating directors. If the meeting is to be conducted through the use of any such means of communication, all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by this means is deemed to be present in person at the meeting. Notwithstanding the foregoing, the Chairman of the Board, or other presiding officer, shall, at any time, have the authority to deem any business or resolution not appropriate for meetings held pursuant to this Section 3.14.

SECTION 3.15. Chairman of the Board. The Board of Directors shall have a Chairman of the Board, who shall be one of its members, to serve as its leader with respect to its activities. The Chairman of the Board shall be elected by the Board of Directors and may be the Chief Executive Officer. The Board of Directors may remove and replace the Chairman of the Board at any time with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, if the Chairman of the Board has been appointed as a principal officer of the Corporation pursuant to Section 4.1. Unless appointed as a principal officer of the Corporation pursuant to Section 4.1, the Chairman of the Board shall not be an officer or employee of the Corporation by virtue of such position. In addition to such authority, duties and responsibilities established by the Board of Directors pursuant to Section 4.2 if the Chairman of the Board has been appointed as a principal officer of the Corporation pursuant to Section 4.1, the Chairman of the Board shall preside at all annual and special meetings of shareholders and all regular and special meetings of the Board of Directors, in each case except as provided in Section 2.18(a).

SECTION 3.16. Lead Director. The Board may include a Lead Director if the Chairman of the Board is not an Independent Director (as defined below). The Lead Director shall be one of the directors who has been determined by the Board to be an “independent director” (any such director, an “Independent Director”). The Lead Director shall preside at all meetings of the Board or the shareholders at which the Chairman of the Board is not present, preside over the executive sessions of the Independent Directors, serve as a liaison between the Chairman of the Board and the Board and have such other responsibilities, and perform such duties, as may from time to time be assigned to him or her by the Board. The Lead Director shall be elected by a majority of the Independent Directors.

ARTICLE IV. OFFICERS

SECTION 4.1. Principal Officers. The principal officers of the Corporation shall be appointed by the Board of Directors and shall be comprised of a Chief Executive Officer, a President or two or more Presidents, as determined by the Board of Directors, and an Executive Vice President and Chief Financial Officer. Furthermore, the Board of Directors may appoint the Chairman of the Board to hold the principal officer position of Executive Chairman. In the event of such appointment, the Chairman of the Board may be referred to as Executive Chairman. The Chief Executive Officer shall have the authority, subject to such requirements, terms and conditions as may be prescribed by the Board of Directors, to appoint such other officers of the Corporation as the Chief Executive Officer deems necessary or appropriate, to prescribe their powers and duties, and to delegate authority to them. Each of the officers shall hold office until a successor for such office is appointed or until his or her earlier death, resignation or removal by the Board of Directors (or by the Chief Executive Officer if such officer was initially appointed by the Chief Executive Officer). At the end of the term of a Chairman of the Board appointed as a principal officer of the Corporation pursuant to this Section 4.1 where there is no successor, his or her authority, duties and responsibilities prescribed pursuant to Section 4.2 shall revert to the Chief Executive Officer. At the end of the term of a President where there is no successor, his or her responsibilities and authority shall revert to the Chief Executive Officer.

SECTION 4.2. Duties of Principal Officers. Subject to such requirements, terms and conditions as may be prescribed by the Board of Directors and the duties established by the Board of Directors for the Chairman of the Board, if appointed as a principal officer of the Corporation pursuant to Section 4.1, and the President or Presidents, the Chief Executive Officer shall have overall responsibility for the business and affairs of the Corporation including such duties as are regularly and customarily performed by the chief executive officer of a corporation. Without limiting the foregoing, the Chief Executive Officer shall have authority to see that all orders and resolutions of the Board of Directors are carried into effect and shall, subject to the control vested in the Board of Directors by the Wisconsin business corporation law, administer and be responsible for the management of the business and affairs of the Corporation. In the absence of the Chairman of the Board and the Lead Director, the Chief Executive Officer shall preside at annual and special meetings of shareholders. The Chief Executive Officer shall have authority, including the authority to delegate to any officer of the Corporation, to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by the Board of Directors.

The President shall have such authority as is assigned to the person holding that office by the Board of Directors or the Chief Executive Officer. In the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s death, inability or refusal to act, a President will have the authority to perform the duties of the Chief Executive Officer and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Without limiting the foregoing, the President shall be responsible for the management of the business and affairs of the Corporation within the area of responsibility assigned to the President. Within such area of responsibility, the President shall have the authority, including the authority to delegate to any officer of the Corporation, to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business or which shall be authorized by the Board of Directors.

The Executive Vice President and Chief Financial Officer shall be the chief financial officer of the Corporation and perform such duties as are regularly and customarily performed by individuals generally holding the position of chief financial officer of a corporation.

In addition to the authority, duties and responsibilities specified in Section 3.15, the Chairman of the Board, if appointed as a principal officer of the Corporation pursuant to Section 4.1, shall have such authority, duties and responsibilities as may be prescribed from time to time by the Board of Directors.

SECTION 4.3. Removal. Any officer of the Corporation may be removed by the Board of Directors, and any officer of the Corporation appointed by the Chief Executive Officer may be removed by the Chief Executive Officer whenever in his or her judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not in and of itself create contract rights.

SECTION 4.4. Vice Presidents. One or more of the Vice Presidents may be designated as Executive Vice President or Senior Vice President. The Chief Executive Officer or a President may appoint one or more Vice Presidents who shall have such duties and responsibilities as are designated by the Chief Executive Officer or President, whoever makes such appointment. Any Vice President shall perform such duties as are incident to the area of responsibility assigned in the appointment of Vice President or as may be prescribed from time to time by the Board of Directors, a President or the Chief Executive Officer.

SECTION 4.5. Secretary. The Secretary shall: (i) keep the minutes of the shareholders and Board of Directors meetings in one or more books provided for that purpose, (ii) see that all notices of meetings of shareholders or directors are duly given in accordance with the provisions of the By-Laws or as required by law, (iii) be custodian of the seal of the Corporation, (iv) see that the seal of the Corporation is affixed to all appropriate documents the execution of which on behalf of the Corporation under its seal is duly authorized, (v) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed from time to time by the Board of Directors, the Chief Executive Officer or a President.

SECTION 4.6. Treasurer. The Treasurer shall: (i) have charge and custody of and be responsible for all funds and securities of the Corporation, (ii) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation, and (iii) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the Board of Directors or the Chief Executive Officer.

SECTION 4.7. Assistant Secretaries and Assistant Treasurers. An Assistant Secretary, if any, when authorized by the Board of Directors, may sign with the Chief Executive Officer or any Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. An Assistant Treasurer, if any, shall, if required by the Board of Directors, give bonds for the faithful discharge of his or her duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Board of Directors, the Chief Executive Officer or the Secretary or the Treasurer, respectively.

SECTION 4.8. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or a committee authorized by the Board to fix the same, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

ARTICLE V. CONTRACTS; VOTING OF STOCK IN OTHER CORPORATIONS

SECTION 5.1. Contracts. The Board of Directors may authorize any officer or officers, committee, or any agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

SECTION 5.2. Voting of Stock in Other Corporations. The Board of Directors by resolution shall from time to time designate one or more persons to vote all stock held by the Corporation in any other corporation or entity, may designate such persons in the alternative and may empower them to execute proxies to vote in their stead. In the absence of any such designation by the Board of Directors, the Chief Executive Officer shall be authorized to vote any stock held by the Corporation or execute proxies to vote such stock.

ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 6.1. Certificates for Shares. Shares of the Corporation may be issued in certificated or uncertificated form. Such shares shall be in the form determined by, or under the authority of a resolution of, the Board of Directors, which shall be consistent with the requirements of the Wisconsin business corporation law.

(a)
Certificated Shares. Shares represented by certificates shall be signed by the Chief Executive Officer, a President or a Vice President and by the Secretary or an Assistant Secretary. The validity of a share certificate is not affected if a person who signed the certificate no longer holds office when the certificate is issued. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
(b)
Uncertificated Shares. Shares may also be issued in uncertificated form. Within a reasonable time after issuance or transfer of such shares, the Corporation shall send the shareholder a written statement of the information required on share certificates under the Wisconsin business corporation law, including: (1) the name of the Corporation; (2) the name of the person to whom shares were issued; (3) the number and class of shares and the designation of the series, if any, of the shares issued; and (4) either a summary of the designations, relative rights, preferences and limitations, applicable to each class, and the variations in rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series, or a conspicuous statement that the Corporation will furnish the information specified in this subsection without charge upon the written request of the shareholder.

SECTION 6.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record of such shares, or his or her legal representative, who shall furnish proper evidence of authority to transfer or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares, if any. The person in whose name shares stand on the books and records of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes, except as otherwise required by the Wisconsin business corporation law.

SECTION 6.3. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as the Board may deem expedient concerning the issue, transfer and registration of shares of the Corporation represented in certificated or uncertificated form, including the appointment or designation of one or more stock transfer agents and one or more stock registrars.

ARTICLE VII. INDEMNIFICATION; INSURANCE

SECTION 7.1. Indemnity of Directors, Officers, Employees and Designated Agents.

(a)
Definitions to Indemnification and Insurance Provisions.
(1)
“Director, Officer, Employee or Agent” means any of the following: (i) A natural person who is or was a director, officer, employee or agent of the Corporation; (ii) A natural person who, while a director, officer, employee or agent of the Corporation, is or was serving either pursuant to the Corporation’s specific request or as a result of the nature of such person’s duties to the Corporation as a director, officer, partner, trustee, manager, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise; (iii) A natural person who, while a director, officer, employee or agent of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan; or (iv)

Unless the context requires otherwise, the estate or personal representative of a director, officer, employee or agent. Notwithstanding the foregoing, an agent falls within the foregoing definition only upon a resolution of the Board of Directors or committee appointed thereby that such agent shall be entitled to the indemnification provided herein.
(2)
“Expenses” means all reasonable fees, costs, charges, disbursements, attorneys’ fees and any other expenses incurred in connection with a Proceeding.
(3)
“Liability” means the obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, the agreement to pay any amount in settlement of a Proceeding (whether or not approved by a court order), and reasonable expenses and interest related to the foregoing.
(4)
“Party” means a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a Proceeding.
(5)
“Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal (including but not limited to any act or failure to act alleged or determined to have been negligent, to have violated the Employee Retirement Income Security Act of 1974, or to have violated Section 180.0833 of the Wisconsin Statutes, or any successor thereto, regarding improper dividends, distributions of assets, purchases of shares of the Corporation, or loans to officers), which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person or entity.

(b)
Indemnification of Officers, Directors, Employees and Agents.
(1)
The Corporation shall indemnify a Director, Officer, Employee or Agent to the extent he or she has been successful on the merits or otherwise in the defense of any Proceeding, for all reasonable Expenses in a Proceeding if the Director, Officer, Employee or Agent was a Party because he or she is a Director, Officer, Employee or Agent of the Corporation.
(2)
In cases not included under subsection (1), the Corporation shall indemnify a Director, Officer, Employee or Agent against Liability and Expenses incurred in a Proceeding to which the Director, Officer, Employee or Agent was a Party because he or she is a Director, Officer, Employee or Agent of the Corporation, unless it is determined by final judicial adjudication that such person breached or failed to perform a duty owed to the Corporation which constituted any of the following:
(i)
A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director, Officer, Employee or Agent has a material conflict of interest;

(ii)
A violation of criminal law, unless the Director, Officer, Employee or Agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;
(iii)
A transaction from which the Director, Officer, Employee or Agent derived an improper personal profit; or
(iv)
Willful misconduct.
(3)
Indemnification under this Section 7.1 is not required to the extent the Director, Officer, Employee or Agent has previously received indemnification or allowance of expenses from any person or entity, including the Corporation, in connection with the same Proceeding.
(4)
Indemnification required under subsection (b) (1) shall be made within 10 days of receipt of a written demand for indemnification. Indemnification required under subsection (b) (2) shall be made within 30 days of receipt of a written demand for indemnification.
(5)
Upon written request by a Director, Officer, Employee or Agent who is a Party to a Proceeding, the Corporation shall pay or reimburse his or her reasonable Expenses as incurred if the Director, Officer, Employee or Agent provides the Corporation with all of the following:
(i)
A written affirmation of his or her good faith belief that he or she is entitled to indemnification under Section 7.1; and
(ii)
A written undertaking, executed personally or on his or her behalf, to repay all amounts advanced without interest to the extent that it is ultimately determined that indemnification under Section 7.1(b)(2) is prohibited. The undertaking under this subsection shall be accepted without reference to the ability of the Director, Officer, Employee or Agent to repay the allowance. The undertaking shall be unsecured.

(c)
Determination that Indemnification is Proper.
(1)
Unless provided otherwise by a written agreement between the Director, Officer, Employee or Agent and the Corporation, determination of whether indemnification is required under subsection (b) shall be made by one of the following methods, which in the case of a Director or Officer seeking indemnification shall be selected by such Director or Officer: (i) by a majority vote of a quorum of the Board of Directors consisting of directors who are not at the time parties to the same or related proceedings or, if a quorum of disinterested directors cannot be obtained, by a majority vote of a committee duly appointed by the Board of Directors (which appointment by the Board may be made by directors who are parties to the proceeding) consisting solely of two or more directors who are not at the time parties to the same or related proceedings, (ii) by a panel of three arbitrators consisting of (a) one arbitrator selected by a quorum of the Board of Directors or its committee constituted as required under (i), above, or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including directors who are parties to the same or related proceedings, (b) one arbitrator selected by the person seeking indemnification and (c) one arbitrator selected by the other two arbitrators, (iii) by an affirmative vote of shareholders as provided under Section 2.9, except that shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination, or (iv) by a court of competent jurisdiction as permitted under the Wisconsin business corporation law; provided, however, that with respect to any additional right to indemnification permissible under the Wisconsin business corporation law and granted by the Corporation, the determination of whether such additional right of indemnification is required shall be made by any method permissible under the Wisconsin business corporation law, as such methods may be limited by the grant of such additional right to indemnification.
(2)
A Director, Officer, Employee or Agent who seeks indemnification under this Section 7.1 shall make a written request to the Corporation. As a further precondition to any right to receive indemnification, the writing shall contain a declaration that the Corporation shall have the right to exercise all rights and remedies available to such Director, Officer, Employee or Agent against any other person, corporation, foreign corporation, partnership, joint venture, trust or other enterprise, arising out of, or related to, the Proceeding which resulted in the Liability and the Expense for which such Director, Officer, Employee or Agent is seeking indemnification, and that the Director, Officer, Employee or Agent is hereby deemed to have assigned to the Corporation all such rights and remedies.

(d)
Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is a Director, Officer, Employee or Agent against any Liability asserted against or incurred by the individual in any such capacity or arising out of his or her status as such, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual under this Section 7.1.
(e)
Severability. The provisions of this Section 7.1 shall not apply in any circumstance where a court of competent jurisdiction determines that indemnification would be invalid as against public policy, but such provisions shall not apply only to the extent that they are invalid as against public policy and shall otherwise remain in full force and effect.
(f)
Limitation or Expansion of Indemnification. The right to indemnification under this Section 7.1 may be limited or reduced only by subsequent affirmative vote of not less than two-thirds of the Corporation’s outstanding capital stock entitled to vote on such matters. Any limitation or reduction in the right to indemnification may only be prospective from the date of such vote. The Board of Directors, however, shall have the authority to expand the indemnification permitted under this Section 7.1 to the fullest extent permissible under the Wisconsin business corporation law as in effect on the date of any such resolution with or without further amendment to this Section 7.1.

ARTICLE VIII. AMENDMENTS

SECTION 8.1. Amendment by the Board of Directors. The Board of Directors may amend or repeal the By-Laws of the Corporation or adopt new by-laws except to the extent any of the following apply:

(a)
The Articles of Incorporation or the Wisconsin business corporation law reserve that power exclusively to the shareholders; or
(b)
The shareholders in adopting, amending, or repealing a particular by-law provide expressly within the by-law that the Board of Directors may not amend, repeal or readopt that by-law.

Action by the Board of Directors to adopt or amend a by-law that changes the quorum or voting requirement for the Board of Directors must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect.

SECTION 8.2 . Amendment by the Corporation’s Shareholders. The Corporation’s shareholders may amend or repeal the Corporation’s By-Laws or adopt new by-laws even though the Board of Directors may also amend or repeal the Corporation’s By-Laws or adopt new bylaws. The adoption or amendment of a by-law that adds, changes or deletes a greater or lower quorum requirement or a greater voting requirement for shareholders or the Board of Directors must meet the same quorum and voting requirement then in effect.

ARTICLE IX. CORPORATE SEAL

SECTION 9.1. Corporate Seal. The Board of Directors may provide for a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the Corporation, Wisconsin as the state of incorporation, and the words “Corporate Seal.” Any instrument executed in the corporate name by the proper officers of the Corporation under any seal, including the words “Seal,” “Corporate Seal” or similar designation, is sealed even though the corporate seal is not used.

ARTICLE X. EMERGENCY BY-LAWS

SECTION 10.1. Emergency By-Laws. Unless the Articles of Incorporation provide otherwise, the following provisions of this Article X shall be effective during an “Emergency,” which is defined as a catastrophic event that prevents a quorum of the Corporation’s directors from being readily assembled.

SECTION 10.2. Notice of Board Meetings. During an Emergency, any one member of the Board of Directors or any one of the following officers: Chief Executive Officer, President, any Vice-President or Secretary, may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication or radio. Such notice shall be given at least six hours prior to commencement of the meeting.

SECTION 10.3. Temporary Directors and Quorum. One or more officers of the Corporation present at the Emergency meeting of the Board of Directors, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum (as determined by Section 3.11) of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

SECTION 10.4. Actions Permitted To Be Taken. The board as constituted in Section 10.3, and after notice as set forth in Section 10.2 may:

(a)
Officers’ Powers. Prescribe emergency powers to any officers of the Corporation;
(b)
Delegation of Any Power. Delegate to any officer or director, any of the powers of the Board of Directors;
(c)
Lines of Succession. Designate lines of succession of officers, employees and agents, in the event that any of them are unable to discharge their duties;
(d)
Relocate Principal Place of Business. Relocate the principal place of business, or designate successive or simultaneous principal places of business; and
(e)
All Other Action. Take any and all other action, convenient, helpful, or necessary to carry on the business of the Corporation.

Corporate action taken in good faith in accordance with the emergency by-laws binds the Corporation and may not be used to impose liability on any of the Corporation’s directors, officers, employees or agents.